Explanation of Responses:

1.
The Insight Funds (defined below) hold shares of Common Stock, Series A-1 Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock  (collectively, “Shares” and each, a “Share”) of Udemy, Inc. (the “Issuer”). Grace Software Cross Fund Holdings, LLC (“Grace”) holds 1,088,764 shares of Common Stock, Insight Venture Partners (Cayman) VII, L.P. (“Cayman VII”) holds 2,924,778 shares of Common Stock, 439,224 shares of Series A-1 Convertible Preferred Stock, 5,914,814 shares of Series B Convertible Preferred Stock, 1,339,998 shares of Series C Convertible Preferred Stock and 1,159,445 shares of Series D Convertible Preferred Stock, Insight Venture Partners (Delaware) VII, L.P. (“Delaware VII”) holds 420,245 shares of Common Stock, 63,110 shares of Series A-1 Convertible Preferred Stock, 849,866 shares of Series B Convertible Preferred Stock, 192,536 shares of Series C Convertible Preferred Stock and 166,594 shares of Series D Convertible Preferred Stock, Insight Venture Partners VII (Co-Investors), L.P. (“Co-Investors VII”) holds 153,776 shares of Common Stock, 23,093 shares of Series A-1 Convertible Preferred Stock, 310,985 shares of Series B Convertible Preferred Stock, 70,454 shares of Series C Convertible Preferred Stock and 60,961 shares of Series D Convertible Preferred Stock, Insight Venture Partners VII, L.P. (“IVP VII”) holds 6,643,886 shares of Common Stock, 997,735 shares of Series A-1 Convertible Preferred Stock, 13,436,008 shares of Series B Convertible Preferred Stock, 3,043,923 shares of Series C Convertible Preferred Stock and 2,633,779 shares of Series D Convertible Preferred Stock and Insight Partners Public Equities Master Fund, L.P. (“IPPE Master Fund”, and together with Grace, Cayman VII, Delaware VII, Co-Investors VII and IVP VII, the “Insight Funds”) holds 98,286 shares of Common Stock.

2.
The reporting person is a member of the board of managers of Insight Holdings Group, LLC (“Holdings”). Holdings is the sole shareholder of Insight Venture Associates VII, Ltd. (“IVA VII Ltd”), IVA Ltd is the general partner of Insight Venture Associates VII, L.P. (“IVA VII LP”), IVA VII LP is the general partner of each of Cayman VII, Delaware VII, Co-Investors VII and IVP VII (collectively, “Fund VII”). Holdings is the sole shareholder of Insight Associates XI, Ltd. (“IA XI Ltd”), IA XI Ltd is the general partner of Insight Associates XI L.P. (“IA XI LP”) and IA XI LP is the manager of Grace. Holdings is the sole shareholder of Insight Venture Management, LLC (“IVM”), IVM is the sole member of Insight Partners Public Equities GP, LLC (“IPPE GP”) and IPPE GP is the general partner of IPPE Master Fund.

3.
All Shares indicated as indirectly owned by the reporting person are included herein because the reporting person is a member of the board of managers of Holdings, Holdings is the sole shareholder of IVA VII Ltd, IVA VII Ltd is the general partner of IVA VII LP, IVA VII LP is the general partners of Fund VII, Holdings is the sole shareholder of IA XI Ltd, IA XI Ltd is the general partner of IA XI LP and IA XI LP is the manager of Grace, Holdings is the sole member of IVM, IVM is the sole member of IPPE GP and IPPE GP is the general partner of IPPE Master Fund, and the reporting person therefore may be deemed to share voting and dispositive power over such shares. The reporting person disclaims beneficial ownership of all Shares held of record by Fund VII, Grace and IPPE Master Fund, except to the extent of his pecuniary interest therein.

4.
Each share of Series A-1 Convertible Preferred Stock shall automatically convert into Common Stock on a one-to-one basis immediately prior to the completion of the Issuer’s initial public offering of Common Stock and has no expiration date.

5.
Each share of Series B Convertible Preferred Stock shall automatically convert into Common Stock on a one-to-one basis immediately prior to the completion of the Issuer’s initial public offering of Common Stock and has no expiration date.

6.
Each share of Series C Convertible Preferred Stock shall automatically convert into Common Stock on a one-to-one basis immediately prior to the completion of the Issuer’s initial public offering of Common Stock and has no expiration date.

7.
Each share of Series D Convertible Preferred Stock shall automatically convert into Common Stock on a one-to-one basis immediately prior to the completion of the Issuer’s initial public offering of Common Stock and has no expiration date.